POWER OF ATTORNEY

Know all by these presents, that the
undersigned hereby constitutes and
appoints each of
Stephanie Zapata Moore, Carrie Lee Kirby,
Yuki Whitmire, Daniela Gutierrez and
Katherine Reilly and their
successors in office and designees,
signing singly, the undersigned's
true and lawful attorney-in-fact to:

(1) prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange
Commission (the "SEC") a Form ID,
including
amendments thereto, and any other
documents necessary or appropriate to
obtain codes
and passwords enabling the
undersigned to
make electronic filings with the SEC of
reports
required by Section 16(a) of the
Securities Exchange Act of 1934
or any rule or regulation
of the SEC;

(2) execute for and on behalf of the
undersigned, in the undersigned's capacity as an officer and/or director of Vistra Corp. (the "Company"),
Forms 3, 4, and 5 in accordance with
Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(3) do and perform any and all acts for
and on behalf of the undersigned which
may be
necessary or desirable to complete and
execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority;
and

(4) take any other action of any type
whatsoever in connection with the
foregoing which, in the
opinion of such attorney-in-fact, may be of, benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this
Power of Attorney shall be in
such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in
full force and effect until the
undersigned is no longer
required to file Forms 3, 4, and 5
with respect to the undersigned's
holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has
caused this Power of Attorney to be
executed as of
this 27th day of December, 2024.

/s/Robert C. Walters
___________________________
Signature

Robert C. Walters
Print Name